EXHIBIT 10(iii)(c.3)
EXXONMOBIL ADDITIONAL PAYMENTS PLAN
1.        Purpose
The purpose of this Plan is to provide additional payments from the general assets of
Exxon Mobil Corporation (the "Corporation") to certain persons.  The benefits payable under this Plan consist of two types of pension benefits and a disability benefit. The first pension benefit is a benefit based upon the person's final average incentive compensation ("Incentive Pension Benefit").  The second pension benefit restores certain benefits that are accrued under a pension plan sponsored by a non-U.S. affiliate of the Corporation but which are not paid ("Overseas Makeup Benefit").  The disability benefit is based on incentive compensation and is paid in the event of a long-term disability ("Disability Benefit").
2.        Incentive Pension Benefits
2.1      Eligibility
A person is eligible to receive Incentive Pension Benefits only if any one of the following requirements is met with respect to the person:
(A)    the person becomes a retiree within the meaning of the ExxonMobil
Common Provisions ("Retiree");
(B)    the person’s employment is terminated in connection with a sale of the assets to a buyer or the outsourcing of a business operation to an outsourcing company, and the person continues in employment until the closing date of the sale of assets or outsourcing;
(C)    the person receives a severance benefit from the ExxonMobil Special
Program of Severance Allowances, or similar severance program sponsored by the
Corporation or an affiliate;
(D)      the Plan Administrator determines, in its sole and absolute discretion, that the person is eligible to receive Incentive Pension Benefits.  In this regard, the Plan
Administrator may from time to time adopt eligibility standards or guidelines that may guide the Plan Administrator’s eligibility determinations, and may in its discretion, modify, suspend, supersede, or cancel such standards or guidelines.
2.2      Benefit Formula
(A)      In General
The amount of a person's Incentive Pension Benefit is determined by multiplying 1.6% of the person's final average incentive compensation by the person's years of pensionable service, and dividing the amount so derived by twelve.  The result is expressed in the form of a monthly five-year certain and life annuity for the life of the person commencing at the person's age 65 ("Normal Retirement Age").
(B)      Pensionable Service
For purposes of paragraph (A) above, a person’s “pensionable service”
shall be determined as follows:
(1)      Except as provided in paragraph (2) below, it shall be the amount of pension service credited for the person under the ExxonMobil Pension Plan.
(2)      In the event a person
(a) transfers directly to Exxon Mobil Corporation or one of its U.S.
affiliates in connection with an employment localization,
(b)      upon localization is not credited with pension service under the ExxonMobil Pension Plan for the person’s service with the most recent service-
oriented employer, and
(c) immediately prior to localization was a participant in the
Canadian Supplemental Pension Arrangement (SPA) Bonus (“Imperial Plan”),
the person’s pensionable service shall be the sum of the service credited under the Imperial Plan at the time of the person’s localization plus the pension service credited thereafter to the person under the ExxonMobil Pension Plan.
(C)      Final Average Incentive Compensation
For the purposes of paragraph (A) above, a person's "final average incentive compensation" shall be determined in accordance with this paragraph (C).
(1)      In General
A person's final average incentive compensation is the average of the person's three highest annual bonus awards (including awards of zero, if any) under the Corporation's Incentive Programs awarded on any of the five most recent annual award dates immediately preceding the person's termination of employment.
(2)      Corporate Acquisitions
If a person commences employment with the Corporation or one of its affiliates in connection with a corporate acquisition, incentive compensation paid by the person's former employer that is the equivalent of bonus awards payable under the
Corporation's Incentive Program may, in the sole discretion of the management of the
Corporation, be taken into account for purposes of determining the person’s final average incentive compensation under this Paragraph (C).
(3)      Annual Bonus Award
(a)      Items Used in Calculation
For purposes of this paragraph (C), in determining the
amount of a person's annual bonus award, only awards granted under the short-term incentive part of the Incentive Programs as cash and bonus units are considered.

(b)      Item Excluded From Calculation
For purposes of this paragraph (C), in determining the
amount of a person's annual bonus award, an award to a person characterized by the granting authority as a special one-time bonus is disregarded, unless deemed specifically includable by the granting authority at the time of grant.
(c)      Calculation of Annual Bonus Award
If an annual bonus award is granted as bonus units, the
maximum settlement value obtainable at the time of the grant shall be used in calculating the value of the award.
2.3      Offset for Similar Benefits
If a participant under this Plan is also entitled to payments comparable to the
Incentive Pension Benefit for any portion of the same years of pensionable service under a plan of a service-oriented employer, as defined in the ExxonMobil Common
Provisions, other than the Corporation, the amount of the Incentive Pension Benefit shall be reduced by the respective amount of such comparable payments.  In any given case, the Plan Administrator may determine the precise amount of this offset and if a conversion of currency computation is required, may follow the process established under the ExxonMobil Pension Plan.
2.4      Lapse of Incentive Pension Benefit
The portion of any Incentive Pension Benefit deriving from a provisionally granted bonus that is subsequently annulled lapses as of the date of such annulment.
3.        Overseas Makeup Benefit
3.1      Eligibility
A person is eligible to receive an Overseas Makeup Benefit if the following conditions are met as determined by the Plan Administrator:
(A)      the person accrues a benefit under a pension plan ("non-U.S. plan")
sponsored by a non-U.S. affiliate of the Corporation;
(B)      the person terminates active participation in the non-U.S. plan and simultaneously becomes a participant in the ExxonMobil Pension Plan or predecessor plan;
(C)      as a result of terminating active participant status under the non-U.S. plan, the person loses eligibility for all or a portion of the benefit under the non- U.S. plan accrued prior to termination; and
(D)      the amount of the lost benefit is not provided under the terms of the
ExxonMobil Pension Plan, the ExxonMobil Supplemental Pension Plan, or otherwise under this Plan.

3.2      Benefit Formula
The amount of the Overseas Makeup Benefit is the amount, expressed as a monthly benefit in the form of a five-year certain and life annuity that is the actuarial equivalent of the lost benefit under the non-U.S. plan.  Such amount shall be conclusively determined by the Plan Administrator.
4.        Payment of Pension Benefits
4.1      Timing of Payment
Effective as of January 1, 2023, payment of a person’s Incentive Pension Benefit and, if applicable, Overseas Makeup Benefit shall occur as soon as practicable following whichever of the pension commencement dates specified in paragraphs (A), (B), (C), or
(D) below is applicable to the person.
(A)      Retirees
Except as provided under paragraph (B) or (D) below, in the case of a
Retiree, the person’s pension commencement date is the first of the month next following the person’s last day of employment with ExxonMobil.
(B)      Pre-55 Disability Retirees
In the case of a person who retires with eligibility for Disability Benefits under article 6 below prior to the first of the month in which the person attains age 55, the person’s pension commencement date is the first of the month in which the person attains age 55.
(C)      Terminees
Except as provided under paragraph (D) below, in the case of a person who is eligible for an Incentive Pension Benefit under Section 2.1(B), (C), or (D) above, the person’s pension commencement date is the first of the month next following three months from the person’s last day of employment with ExxonMobil.
(D)      Key Employees
Notwithstanding paragraphs (A), or (C) above, and except as provided in paragraph (B), in the case of a person who, at the time of his or her termination of employment, has a Classification Level of 35 or above (“Key Employee”), the person’s pension commencement date is the first of the month next following six months from the person’s last day of employment with ExxonMobil.
4.2      Reduction for Early Commencement
If a person’s pension commencement date under section 4.1 above occurs prior to the month in which the person reaches Normal Retirement Age, the person’s
Incentive Pension Benefit and/or Overseas Makeup Benefit is reduced by applying the early commencement factors specified under the ExxonMobil Pension Plan for a benefit commencing at the person's then age.

4.3      Form of Payment
Payment of a person's Incentive Pension Benefit or Overseas Makeup Benefit
shall be made in a lump sum that is the actuarial equivalent of the five-year certain and life annuity measured as of the person’s pension commencement date specified under section 4.1 above.  For this purpose, actuarial equivalence shall be determined by the
Plan Administrator using the factors and procedures that are used for the calculation of the lump-sum payment option under the ExxonMobil Pension Plan.
4.4      Adjustment for Key Employees
A Key Employee's Incentive Pension Benefit and/or Overseas Makeup Benefit
shall not be less than the amount equal to the person’s benefit calculated as of the pension commencement date that would apply if the person were not a Key Employee plus interest from such date until the person’s actual pension commencement date.  For this purpose, interest shall be credited at a rate equal to the Citibank prime lending rate in effect on the date the person separates from employment, or, if the person’s last day of employment is on or after November 1, 2022, at the interest rate determined under section 4.4(D)(3)(b)(iii) of Part 1 of the ExxonMobil Pension Plan on the first of the month immediately following the person’s last day of employment, but taking into account only the first segment rate for this purpose. .
5.        Death Benefit
5.1      In General
If a person dies who, at the time of his death,
(A)      is an active employee with 15 or more years of Benefit Plan Service, as determined under the ExxonMobil Common Provisions, or
(B)      had retired with eligibility for an Incentive Pension Benefit and/or a
Overseas Makeup Benefit and had not received such benefit,  a lump-sum death benefit shall be payable to the person's beneficiary (as determined under section 5.2 below).
The death benefit payable to the person's beneficiary shall be the lump-sum equivalent value of the amount of the Pension Benefit and Overseas Makeup Benefit to which the person was or would have been entitled.  For this purpose, equivalent value shall be determined by the Plan Administrator using the factors and procedures that are used for the calculation of similar benefits under the ExxonMobil Pension Plan.
5.2      Designation of Beneficiaries
(A)      In General
A person may name one or more designated beneficiaries to receive payment of the death benefits payable under section 5.1 above in the event of the person's death. Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish.  Spousal consent to any such designation is not required.
(B)      Default Beneficiaries
(1)      In General
If no specific designation is in effect, the deceased's beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:
(a) spouse;
(b) children who survive the deceased or who die before the
deceased leaving children of their own who survive the deceased;
(c) parents;
(d) brothers and sisters who survive the deceased or who die before the deceased leaving children of their own who survive the deceased.
If there are no members of any class of such beneficiaries, payment is made to the deceased's executors or administrators.
(2)      Allocation Among Default Beneficiaries
If the same class of beneficiaries under paragraph (1) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided.  In class (b), where a child dies before the deceased leaving children who survive the deceased, such child's share is subdivided equally among those children.  In class (d), where a brother or sister dies before the deceased leaving children who survive the deceased, such brother or sister's share is subdivided equally among those children.
(3)      Definitions
For purposes of this section 5.4, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister"
means another child of either or both of one's parents.
6.        Disability Benefit
6.1      Nature of Disability Benefits
The benefits provided under this article 6 ("Disability Benefits") are in the nature of long-term disability benefits, payable on account of and for the duration of a person's incapacity on account of disability. These Disability Benefits are intended to qualify as employee welfare benefits under ERISA and as "disability pay" under section 409A of the Internal Revenue Code and its supporting regulations, thereby being exempt from the scope and application of section 409A.

6.2      Payment of Disability Benefit
If a person who becomes a Retiree also becomes entitled to long-term disability benefits under a disability benefit plan sponsored by ExxonMobil, the person shall receive monthly Disability Benefits under this Plan. Such Disability Benefits shall commence at the time the person commences long-term disability benefits under such disability plan and shall continue as long as entitlement to long-term disability benefits under such plan continues.
6.3      Benefit Formula
(A)      In General
The amount of each monthly Disability Benefit payable to a person is determined by dividing one-half of the person's final average incentive compensation, determined under section 2.2(C) above, by 12 and deducting therefrom the offset described in paragraph (B) below.
(B)      Offset
Commencing with the month in which a person's Incentive Pension Benefit is paid, the amount of the person's monthly Disability Benefit shall be reduced by the monthly amount of the person's Incentive Pension Benefit and/or Overseas Makeup
Benefit (expressed as a five-year-certain and life annuity). In the case of a Key
Employee, the offset provided under this paragraph (B) shall be applied beginning with the month his or her Incentive Pension Benefit would have been paid if he or she were not a Key Employee.
6.4      Offset for Similar Benefit
If a person receiving Disability Benefits hereunder is also entitled to comparable payments under a plan of a service-oriented employer (as defined in the ExxonMobil
Common Provisions) other than the Corporation under circumstances where the Plan
Administrator determines that such benefits are duplicative of the Disability Benefits payable hereunder, then such Disability Benefits shall be reduced by the amount of such comparable payment. In any given case, the Plan Administrator may determine the precise amount of this offset and if a conversion of currency computation is required, may follow the process established under the ExxonMobil Pension Plan.
6.5      Disability Death Benefit
(A)      Death During Employment
If a person dies as an active employee with 15 or more years of Benefit
Plan Service, as determined under the ExxonMobil Common Provisions, then the person's beneficiary (as determined under section 5.2 above) shall receive a disability death benefit equal to the present value of 60 monthly installments of the person's
Disability Benefit, calculated as if the person had become eligible for Disability Benefit payments on the day prior to death. For purposes of this paragraph (A), the value of the person's Disability Benefit installments shall be determined by applying the offset under section 6.3(B) above as if the person's Incentive Pension Benefit and/or Overseas
Makeup Benefit were payable at the time of death.

(B)      Death After Commencement of Disability Retirement Payments
If a person dies while receiving Disability Benefits under this article 6 but before the receipt of 60 monthly installments, the person's beneficiary (as determined under section 5.2 above) shall receive the lump-sum equivalent value of the remaining
60 monthly installments. If at the time of death the person's Incentive Pension Benefit had not been paid, then the value of the person's remaining Disability Benefit installments shall be determined by applying the offset under section 6.3(B) above as if the person's Incentive Pension Benefit and/or Overseas Makeup Benefit were paid at the time of death.
7.        Miscellaneous
7.1      Plan Administrator
The Plan Administrator shall be the Manager, Compensation, Benefit Plans and
Policies, Human Resources Department, Exxon Mobil Corporation. The Plan
Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person's eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.
7.2      Nature of Payments
Payments provided under this Plan are considered general obligations of the
Corporation.
7.3      Assignment or Alienation
Except as provided in section 7.5 below, payments provided under this Plan may not be assigned or otherwise alienated or pledged.
7.4      Amendment or Termination
The Corporation reserves the right to amend or terminate this Plan, in whole or in part, including the right at any time to reduce or eliminate any accrued benefits hereunder and to alter or amend the benefit formula set out herein.
7.5      Forfeiture of Benefits
Any payments received under this Plan shall be forfeited and returned if the forfeiture and repayment of such payments is required by any clawback policy adopted by the Corporation. Additionally, no person shall be entitled to receive payments under this Plan, and any payments received under this Plan shall be forfeited and returned, if it is determined by the Corporation in its sole discretion, acting through its chief executive or such person or committee as the chief executive may designate, that a person otherwise entitled to a payment under this Plan or who has commenced receiving payments under this Plan:
(A)      engaged in gross misconduct harmful to the Corporation,

(B)      committed a criminal violation harmful to the Corporation,
(C)    had concealed actions described in (A) or (B) above which would have brought about termination from employment thereby making the person ineligible for benefits under this Plan,
(D)      separated from service prior to attaining Normal Retirement Age without having received from the Corporation or its delegate prior written approval for such termination, given in the sole discretion of the Corporation or its delegatee and in the context of recognition that benefits under this Plan would not be forfeited upon such termination, or
(E)      had been terminated for cause.